CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

Exhibit 10.6

AMENDMENT NO. 1 TO TESTING AND SERVICES AGREEMENT

THIS AMENDMENT NO. 1 is made and entered into as of this 10th day of April, 2015 by and between Quest Diagnostics Incorporated, a Delaware corporation (“Quest Diagnostics”) on the one hand and Vermillion, Inc., a Delaware corporation and ASPiRA Labs, a Delaware corporation and wholly owned subsidiary of Vermillion, Inc. (collectively “Vermillion”) on the other hand with respect to that certain Testing and Services Agreement dated as of March 11, 2015 (the “TSA”).  Capitalized terms used and not otherwise defined herein are used with the meanings attributed to them in the TSA.  All references to section numbers refer to section numbers in the TSA.

WITNESSETH:

WHEREAS, the Parties are working together to implement the terms of the TSA;

WHEREAS, the Parties now anticipate that the first Transition Process will include 49 states instead of 39 states;

WHEREAS, the Parties also now want to change when Quest Diagnostics will deliver the Account and payer reports, provide for the collection and shipment of test kits, and provide for the potential use of Quest Diagnostics tracking, inquiry or customer services systems in connection with Specimen collection and shipment services by Third Parties; and

WHEREAS, the Parties hereby amend the TSA to address these issues.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

1.The Parties agree that the reference to the Parties anticipating that the 39 states listed on Attachment 1 would be the first Certified States to go through the Transition Process in Section 1.3.1 does not preclude Vermillion from including all other states except New York in the first Transition Process provided all other applicable requirements under the TSA are met.

2.Notwithstanding the language in Section 1.3.3 whereby Quest Diagnostics would run Account and payer reports for the 50 states at the same time and deliver the relevant portions of those reports after the applicable Certification Date, the Parties now agree that Quest Diagnostics shall deliver both reports for all 50 states after the first Certification Date, if at that time 49 states have met the requirements of Section 1.3.1.

3.A new Section 3.15 is hereby added to the TSA as follows:

3.15Notwithstanding any other provision in this Agreement to the contrary, Quest Diagnostics may authorize Third Parties, such as a physician’s practice, hospital, or other clinical laboratories, to collect Specimens or ship Specimens to ASPiRA Labs and delegate all or a portion of its duties under this Agreement to such authorized Third Parties.

4.Section 8.1 is hereby deleted in its entirety and replaced with the following:

8.1In addition to any other fees set forth elsewhere in this Agreement, including Attachment 2, Vermillion shall pay Quest Diagnostics *** (*** dollars) per OVA1 Specimen collected and shipped to ASPiRA Labs where either (a) Quest Diagnostics collected the Specimens at its own PSCs or other facility and transported or made arrangements for the transportation of such Specimens to ASPiRA Labs or (b) a Third Party collects Specimens and delivers them to a Quest Diagnostics facility from which the Specimens are then forwarded to ASPiRA Labs or delivers them directly to ASPiRA Labs as permitted in Section 3.15 above, and any of Quest Diagnostics’ tracking, inquiry, or customer service system is utilized during any part of the collection and shipment process with regard to the Specimens collected and/or transported by such Third Party.  Quest Diagnostics will not bill any other party for the services covered by this *** fee. The same *** price shall apply for Other OVA Tests, if Quest Diagnostics’ projected costs are the same or less than its costs relating to OVA1 tests.  If Quest Diagnostics projected costs for collecting and shipping Other OVA Tests are higher than its costs relating to OVA1 tests, Quest Diagnostics shall have no obligation to provide any services under this Agreement with respect to Other OVA Tests, unless the Parties agree on a higher price.

5.The definition of “Specimen” in Schedule A to the TSA is hereby deleted in its entirety and replaced with the following:

“Specimen” means, with respect to an OVA1 Test, one Specimen collection tube or kit package containing separated serum to be used to perform one OVA1 test transported in a single serum separation tube or kit package, and with respect to any Other OVA Test, the Parties will agree on an appropriate definition and execute a written amendment to this Agreement pursuant to Section 16.5.

[Intentionally left blank]

IN WITNESS WHEREOF, the parties intending to be legally bound, have set their hands the date and year first above written.

QUEST DIAGNOSTICS INCORPORATED	VERMILLION, INC.
By: __/s/ Wilson R. Conde_______________	By: __/s/ Valerie B. Palmieri______________

Print Name: _Wilson R. Conde____________	Print Name: __Valerie B. Palmieri_________

Title: _Vice President, Strategic Alliances & Clinical Franchise Business Development____	Title: _President and CEO________________

Date: _4/30/2015_______________________	Date: _4/20/2015_______________________

ASPIRA LABS, INC.
By: __/s/ Eric Schoen____________________

Print Name: _Eric Schoen________________

Title: __Secretary and Treasurer___________

Date: __5/1/2015_______________________